Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-108036) and in the Registration Statements on Form S-8 (Nos. 333-110093, 333-102049, 333-84846, 333-50942, 333-49182, 333-62275, 333-38871 and 333-10697) of Hyperion Solutions Corporation of our report dated September 10, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 13, 2004